EXHIBIT 20(d)
                       Form of Monthly Servicer Certificate
                           Citibank Omni-S Master Trust
                          Series 2002-3 (Post-Defeasance)

 Distribution Date: May 15, 2006
Related Due Period April 18, 2006 to May 15, 2006
Related Interest Period April 18, 2006 to May 14, 2006

 Under the Defeasance Trust Agreement relating to the Pooling and Servicing Agreement, the Servicer is
 required to prepare, and the Paying Agent is required to deliver, certain information each month regarding current distributions to Certificateholders. The information for the Due Period and the Distribution Date listed above is set forth below:
 1.  Payments to Series 2002-3 Investors with respect to this Distribution Date
                    Total                   Interest                   Principal
           Class A         $209,463.04       $209,463.04                              $0.00

 2.  Information Concerning Principal Payments
                                         Amount Deposited            Total Distributions
              this Due Period            through this Due Period
           SERIES 2002-3 BY CLASS
                 Class A                      $0.00     $0.00

 3.  Information Concerning Class A Interest Funding Account
         (a)  Amount on deposit in the Class A Interest Funding
               Account at the close of business on the immediately
               preceding Distribution Date                                       $2,348,004.57
         (b)  Amount of interest and earnings withdrawn from
               the Class A Principal Funding Account and credited
               to the Class A Interest Funding Account pursuant to
               Section 3(b), if any, since the close of business on
               the immediately preceding Distribution Date                  $184,534.00
         (c)  Amount of interest and investment income
               credited to the Class A Interest Funding Account,
               as described in Section 4(b), if any, since the close
               of business on the immediately preceding Distribution
               Date                                       $7,571.67
         (d)  Amount of Certificate Interest with respect to
               Class A, if any, withdrawn from the Class A
               Interest Funding Account pursuant to the first
               sentence of Section 6(b), with respect to the
               current Distribution Date                                                 $209,463.04
         (e)  Amount withdrawn from the Class A Interest
               Funding Account pursuant to the last sentence
               of Section 6(b), if any, and applied under Section
               6(c) with respect to the current Distribution Date                                   $0.00
         (f)  Amount on deposit in the Class A Interest Funding
              Account at the close of business on the current
              Distribution Date after taking into account all
              withdrawals and distributions on or prior to such
              Distribution Date                                            $2,330,647.19

4.  Information Concerning Class A Principal Funding Account
         (a)  Amount on deposit in the Class A Principal
               Funding Account at the close of business on
               the immediately preceding Distribution Date                                  $53,800,000.00
         (b)  Amount withdrawn from the Class A Principal
               Funding Account and distributed pursuant to
               Section 6(c), if any, with respect to the current
               Distribution Date                         $0.00
         (c)  Amount on deposit in the Class A Principal
               Funding Account at the close of business on the
               current Distribution Date after taking into account
               all withdrawals and distributions on or prior to
               such Distribution Date               $53,800,000.00

                                                            CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
                                                             as Servicer

                                                               By: /S/Teri Bruno